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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         AGREEMENT, dated as of August 1, 2003, by and between theglobe.com, inc., a Delaware corporation (the "Company"), and Michael S. Egan ("Executive").

         IN CONSIDERATION of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

         1. Employment. The Company hereby agrees to continue to employ Executive as the Chairman and Chief Executive Officer of the Company (the "CEO"), and Executive hereby accepts such continued employment, on the terms and conditions hereinafter set forth.

         2. Term. The period of employment of Executive by the Company under this Agreement (the "Employment Period") shall commence on the date hereof (the "Commencement Date") and shall continue through the first anniversary thereof; provided, that, the Employment Period shall automatically extend for one day each day unless either the Company or Executive provides written notice to the other not to further extend the Employment Period. The Employment Period may be sooner terminated by either party in accordance with Section 6 of this Agreement.

         3. Position and Duties. During the Employment Period, Executive shall serve as CEO, and shall report solely and directly to the Company's Board of Directors (the "Board"). Executive shall have those powers and duties normally associated with the position of CEO of entities comparable to the Company and such other powers and duties as may be prescribed by the Board; provided that, such other powers and duties are consistent with Executive's position as CEO of the Company. Executive shall devote as much of his working time, attention and energies during normal business hours (other than absences due to illness or vacation) to satisfactorily perform his duties for the Company. Notwithstanding the above, Executive shall be permitted, to the extent such activities do not substantially interfere with the performance by Executive of his duties and responsibilities hereunder to (i) manage Executive's personal, financial and legal affairs and (ii) to serve as an employee, consultant, agent or a member of board of directors of other entities with the consent of the Board (it being expressly understood and agreed that Executive's continued service in any such capacity to any other entity as of the Commencement Date shall be deemed not to interfere with the performance by Executive of his duties and responsibilities under this Agreement). During the Employment Period, the Company shall use its best efforts to ensure that the Executive is a member of the Board, it being understood that the Executive shall receive no additional compensation for service as a director.

         4. Place of Performance. The principal place of employment of Executive shall be at the Company's principal executive offices in Fort Lauderdale, Florida.

         5. Compensation and Related Matters.

              (a) Base Salary and Guaranteed Bonus. During the Employment Period, the Company shall pay Executive a base salary at the rate of not less than $250,000 per



                                       14
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year ("Base  Salary").  Executive's  Base Salary shall be paid in  approximately equal installments in accordance with the Company's customary payroll practices. The Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") shall review Executive's Base Salary for increase (but not decrease) no less frequently than annually and consistent with the compensation practices and guidelines of the Company. If Executive's Base Salary is increased by the Company, such increased Base Salary shall then constitute the Base Salary for all purposes of this Agreement. In addition to Base Salary, Executive shall be paid a minimum guaranteed annual bonus (the "Guaranteed Bonus") of $50,000 on each December 31 of the Employment Period (pro-rated for partial years) if the annual bonus payable under 5 (b) is less then $1,000,000 (one million dollars) for that fiscal year.

              (b) Bonus Pool. The Company shall establish an annual bonus pool ("Bonus Pool") that will be funded based on a percentage of pre-tax operating income. The positions eligible for this Bonus Pool are the Chairman and CEO and the President. The percentage of operating income to fund the Bonus Pool will not be less than as set forth in the attached Bonus Pool Schedule. Each Executive shall be allocated 50% of the Bonus Pool. The Bonus shall be paid whether or not Executive is employed at the time it would otherwise be paid; provided, that, it shall be pro-rated for partial years of employment, based on the number of days Executive was employed during such fiscal year over 365. For purposes of calculating pre-tax operating income, all nonrecurring extraordinary expenses and any impact on pre-tax operating income for payment of the bonuses under the Bonus Pool shall be excluded.


              (c) Expenses. The Company shall promptly reimburse Executive for all reasonable business expenses upon the presentation of reasonably itemized statements of such expenses in accordance with the Company's policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

              (d) Vacation. Executive shall be entitled to at least four (4) weeks of paid vacation per year in accordance with Company policy for senior officers. In addition to vacation, Executive shall be entitled to sick days and personal days in accordance with Company policy for senior officers.

              (e) Welfare, Pension and Incentive Benefit Plans and Perquisites. During the Employment Period, Executive (and his spouse and dependents to the extent provided therein) shall be entitled to participate in and be covered under all the welfare benefit plans or programs maintained by the Company from time to time for the benefit of its senior executives including, without limitation, all medical, hospitalization, dental, life insurance, disability, accidental death and dismemberment and travel accident insurance plans and programs. The Company shall at all times provide to Executive (and his spouse and dependents to the extent provided under the applicable plans or programs) (subject to modifications affecting all senior executive officers) the same type and levels of participation and benefits as are being provided to other senior executives (and their spouses and dependents to the extent provided under the applicable plans or programs) on the Commencement Date. In addition, during the Employment Period, Executive shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executives.


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         (f) Equity-Based Compensation.

              (i) During the Employment Period, the Executive shall be entitled to participate in all equity-based compensation plans and programs maintained by the Company and applicable generally to senior executives in accordance with the terms thereof.



              (ii) The Company represents and warrants to Executive that it shall take all necessary action such that the shares of common stock issuable upon exercise of options granted to the Executive by the Company to acquire such stock are registered on Form S-4 or Form S-8 (or any successor or other appropriate forms).

         6. Termination. Executive's employment hereunder may be terminated during the Employment Period under the following circumstances:

              (a) Death. Executive's employment hereunder shall terminate upon his death.

              (b) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been substantially unable to perform his duties hereunder for an entire period of three (3) consecutive months, and within thirty (30) days after written Notice of Termination is given after such three (3) month period, Executive shall not have returned to the substantial performance of his duties on a full-time basis, the Company shall have the right to terminate Executive's employment hereunder for "Disability", and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement.

              (c) Cause. The Company shall have the right to terminate Executive's employment for Cause, and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment upon Executive's:

                  (i) final conviction of or plea of guilty or no contest to a felony involving moral turpitude; or

                  (ii) willful misconduct that is materially and demonstrably injurious economically to the Company.

For purposes of this Section 6(c), no act, or failure to act, by Executive shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company or any entity in control of, controlled by or under common control with the Company ("Affiliates") thereof. Cause shall not exist under paragraph (ii) unless and until the Company has delivered to Executive a copy of a resolution duly adopted by three-quarters of the Board (excluding Executive if he should be serving thereon) at a meeting of the Board called and held for such purpose (after

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reasonable  (but in no event less than thirty (30) days) notice to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of the conduct set forth in paragraph (ii) and specifying the particulars
thereof  in  detail.   This  Section  6(c)  shall  not  prevent  Executive  from
challenging in any arbitration or court of competent jurisdiction the Board's determination that Cause exists or that Executive has failed to cure any act (or failure to act) that purportedly formed the basis for the Board's determination.

              (d) Good Reason. Executive may terminate his employment for "Good Reason" within ninety (90) days after Executive has actual knowledge of the occurrence, without the written consent of Executive, of one of the following events:

                  (i) (A) any change in the duties, responsibilities (including reporting responsibilities) or status of Executive that is inconsistent in any material and adverse respect with Executive's position(s), duties, responsibilities or status with the Company (including any material and adverse diminution of such duties, responsibilities or status) or (B) a material and adverse change in Executive's titles or offices (including, if applicable, membership on the Board) with the Company;

                  (ii) a reduction in Executive's Base Salary, Guaranteed Bonus or Bonus opportunity;

                  (iii) the relocation of the Company's principal executive offices or Executive's own office location to a location more than 25 miles outside of Fort Lauderdale, Florida;

                  (iv) any refusal by the Company or any Affiliate to continue to permit Executive to engage in activities not directly related to the business of the Company which Executive was permitted to engage as of the date of this Agreement;

                  (v) any reason following a Change in Control; or

                  (vi) any other breach of a material provision of this Agreement by the Company or any Affiliate.

Executive's right to terminate employment for Good Reason shall not be affected by Executive's incapacity due to mental or physical illness and Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason.

              (e) Without Cause. The Company shall have the right to terminate Executive's employment hereunder without Cause by providing Executive with a Notice of Termination at least thirty (30) days prior to such termination, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

              (f) Without Good Reason. Executive shall have the right to terminate his employment hereunder without Good Reason by providing the Company with a Notice of Termination at least thirty (30) days prior to such termination, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.


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For purposes of this  Agreement,  a "Change in Control" of the Company means the occurrence of one of the following events:

                  (1) individuals who, on the Commencement Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

                  (2) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Commencement Date, a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that an event described in this paragraph (2) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner: (A) the Company or any majority-owned subsidiary (provided, that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (3)), or (E) Executive and/or Edward A. Cespedes or any group of persons including Executive and/or Edward A. Cespedes (or any entity controlled by Executive and/or Edward
         A. Cespedes or any group of persons  including  Executive and/or Edward
         A. Cespedes);

                  (3) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the

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         same  proportion as the voting power of such Company Voting  Securities
         among  the  holders   thereof   immediately   prior  to  the   Business
         Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or


                  (4) Stockholder approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company's shareholders in substantially the same proportions as such shareholders owned the Company's outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company to Executive under this Agreement.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

         7. Termination Procedure.

              (a) Notice of Termination. Any termination of Executive's employment by the Company or by Executive during the Employment Period (other than termination pursuant to Section 6(a)) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 13. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

              (b) Date of Termination. "Date of Termination" shall mean (i) if Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated pursuant to Section 6(b), thirty (30) days after Notice of Termination (provided that Executive shall not have returned to the substantial performance of his duties on a full-time basis during such thirty (30) day period), and (iii) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such notice) set forth in such Notice of Termination.

         8. Compensation Upon Termination or During Disability. In the event Executive is disabled or his employment terminates during the Employment Period, the Company shall provide Executive with the payments and benefits set forth below. Executive acknowledges and agrees that the payments set forth in this
Section 8 constitute liquidated damages for termination of his employment during the Employment Period.

              (a) Termination By Company without Cause or By Executive for Good Reason. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason:


                  (i) within five (5) days following such termination, the Company shall pay to Executive (A) his Base Salary through the Date of Termination and an amount equal to the product of (x) the higher of (i) the Executive's average annual incentive paid or payable under the Company's annual incentive plan (or any comparable predecessor plan) for the last three full fiscal years, including any portion thereof which has been earned but deferred and (ii) the annual incentive paid or payable under the Company's annual incentive plan for the most recently completed fiscal year, including any portion thereof which has been earned but deferred (and annualized if such fiscal year consists of less than twelve full months or if during which the Employee was employed for less than twelve full months), (such higher amount being referred to as the "Highest Annual Incentive"), provided that for purposes of determining the Highest Annual Incentive for all purposes of this Agreement, the term "annual incentive" shall include the Guaranteed Bonus to the extent paid or payable and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;
         (B) any accrued vacation pay (clauses (A) and (B) of this Section 8(a)(i) collectively referred to as the "Accrued Benefits"); and (C) a lump-sum cash payment equal to ten (10) times the sum of Executive's Base Salary and Highest Annual Incentive; and

                  (ii) the Company shall maintain in full force and effect, for the continued benefit of Executive, his spouse and his dependents for a period of ten (10) years following the Date of Termination the medical, hospitalization, dental, and life insurance programs in which Executive, his spouse and his dependents were participating immediately prior to the Date of Termination at the level in effect and upon substantially the same terms and conditions (including without limitation contributions required by Executive for such benefits) as existed immediately prior to the Date of Termination; provided, that, if Executive, his spouse or his dependents cannot continue to participate  in the  Company  programs  providing  such  benefits,  the

         Company shall arrange to provide Executive, his spouse and his dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs ("Continued Benefits"), provided, that, such Continued Benefits shall terminate on the date or dates Executive receives equivalent coverage and benefits, without waiting period or pre-existing condition limitations, under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit, basis); and

                  (iii)  the  Company  shall  reimburse  Executive  pursuant  to
         Section 5 for reasonable expenses incurred, but not paid prior to such termination of employment; and

                  (iv) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company; and

                  (v) with respect to equity awards granted or made to the Executive, whether before, on or after the Commencement Date, then notwithstanding the terms or conditions of any stock option, stock appreciation right, restricted stock or similar agreements between the Company and Executive to the contrary, and for purposes thereof, such agreements shall be deemed to be amended in accordance with this
         Section 8(a)(v) if need be as of the Date of Termination and neither the Company, the Board nor the Committee shall take or assert any position contrary to the foregoing, such that Executive shall vest, as of the Date of Termination, in all rights under such agreements (e.g., stock options that would otherwise vest after the Date of Termination) and in the case of stock options, stock appreciation rights or similar awards, thereafter shall be permitted to exercise any and all such rights until the earlier of (i) the third anniversary of the Date of Termination and (ii) the end of the term of such awards (regardless of any termination of employment restrictions therein contained) and restricted stock held by Executive shall become immediately vested as of the Date of Termination.

              (b) Cause or By Executive Without Good Reason. If Executive's employment is terminated by the Company for Cause or by Executive (other than for Good Reason):

                  (i) the Company shall pay Executive his Accrued Benefits; and

                  (ii) the Company shall reimburse Executive pursuant to Section 5 for reasonable expenses incurred, but not paid prior to such termination of employment; and

                  (iii) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company.

              (c) Disability. During any period that Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), Executive shall continue to receive his full Base Salary set forth in Section 5(a) until his employment is terminated pursuant to Section 6(b). In the event Executive's employment is terminated for Disability pursuant to Section 6(b):

                  (i) the Company shall pay to Executive his Accrued Benefits and continue to provide Continued Benefits for one (1) year; and

                  (ii) the Company shall reimburse Executive pursuant to Section 5 for reasonable expenses incurred, but not paid prior to such termination of employment; and

                  (iii) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company.

              (d) Death. If Executive's employment is terminated by his death:

                  (i) the Company shall pay in a lump sum to Executive's beneficiary, legal representatives or estate, as the case may be, Executive's Accrued Benefits and shall provide Executive's spouse and dependents with Continued Benefits for ten (10) years; and

                  (ii) the Company shall reimburse Executive's beneficiary, legal representatives, or estate, as the case may be, pursuant to
         Section 5 for reasonable expenses incurred, but not paid prior to such termination of employment; and

                  (iii) Executive's beneficiary, legal representatives or estate, as the case may be, shall be entitled to any other rights, compensation and benefits as may be due to any such persons or estate in accordance with the terms and provisions of any agreements, plans or programs of the Company.

              (e) Additional Payments. (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company or any entity which effectuates a Change in Control (or other change in ownership) to or for the benefit of Executive (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the

Gross-Up Payment, Executive shall be deemed to (A) pay federal income taxes at the highest marginal rates of federal income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made,
(B) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and (C) have otherwise allowable deductions for federal income tax purposes at least equal to those which could be disallowed because of the inclusion of the Gross-Up Payment in Executive's adjusted gross income. Notwithstanding the foregoing provisions of this Section 8(e)(i), if it shall be determined that Executive is entitled to a Gross-Up Payment, but that the Payments would not be subject to the Excise Tax if the Payments were reduced by an amount that is less than 5% of the portion of the Payments that would be treated as "parachute payments" under Section 280G of the Code, then the amounts payable to Executive under this Agreement shall be reduced (but not below zero) to the maximum amount that could be paid to Executive without giving rise to the Excise Tax (the "Safe Harbor Cap"), and no Gross-Up Payment shall be made to Executive. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing first the payments under Section 8(a)(i)(D), unless an alternative method of reduction is elected by Executive. For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amounts payable hereunder would not result in a reduction of the Payments to the Safe Harbor Cap, no amounts payable under this Agreement shall be reduced pursuant to this provision.

                  (ii) Subject to the provisions of Section 8(e)(i), all determinations required to be made under this Section 8(e), including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, the reduction of the Payments to the Safe Harbor Cap and the assumptions to be utilized in arriving at such determinations, shall be made by a nationally recognized public accounting firm that is retained by the Company (the "Accounting Firm"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control (or change in ownership), Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). The Accounting Firm shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company or the Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-up Payment under this Section 8(e) with respect to any Payments shall be made no later than thirty (30) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. In the event the Accounting Firm determines that the Payments shall be reduced to the Safe Harbor Cap, it shall furnish Executive with a written opinion to such effect. The Determination by the Accounting Firm shall be binding upon the Company and Executive.

                  (iii) As a result of the  uncertainty  in the  application  of
Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-Up Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that Executive thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of Executive. In the event the amount of the Gross-up Payment exceeds the amount necessary to reimburse the Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by Executive to or for the benefit of the Company. Executive shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.

         9. Mitigation. Executive shall not be required to mitigate amounts payable under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of subsequent employment except as specifically provided herein. Additionally, except to the extent that the Executive is required to reimburse the Company in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, amounts owed to Executive under this Agreement shall not be offset by any claims the Company may have against Executive and the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder, shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense or other right which the Company may have against Executive or others.

         10. Indemnification. The Company agrees that if Executive is made a party or a threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that Executive is or was a trustee, director or officer of the Company or any subsidiary of the Company or is or was serving at the request of the Company or any subsidiary as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if Executive has ceased to be an officer, director, trustee or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators. As used in this Agreement, the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement. At all times during and after the Employment Period, the Company shall maintain adequate directors and officers insurance for Executive to cover any such liability (but in no event less than that maintained for any other director or officer of the Company).

         11. Legal Fees; Arbitration. As soon as administratively possible following the Commencement Date and in any case, within 10 business days thereafter, the Company shall reimburse Executive for his legal fees and expenses associated with the preparation and negotiation of this Agreement. If any contest or dispute arises between the parties with respect to this Agreement, such contest or dispute shall be submitted to binding arbitration for resolution in Fort Lauderdale, Florida in accordance with the rules and procedures of the Employment Dispute Resolution Rules of the American Arbitration Association then in effect. The decision of the arbitrator shall be final and binding on both parties, and any court of competent jurisdiction may enter judgment upon the award. The Company shall pay all expenses relating to such arbitration. In addition, the Company shall pay Executive's legal fees and expenses incurred in any such dispute if he prevails on any of the material claims raised in such dispute.

         12. Successors; Binding Agreement.

              (a) Company's Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

              (b) Executive's Successors. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Agreement. Executive shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s). If Executive should die following his Date of Termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by Executive, or otherwise to his legal representatives or estate.

         13. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:



                  If to Executive:


                  ------------------------

                  ------------------------

                  ------------------------

                  If to the Company:

                  Edward A. Cespedes
                  110 E. Broward Blvd, 14th Floor
                  Fort Lauderdale, FL 33301


or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         14. Miscellaneous. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The respective rights and obligations of the parties hereunder of this Agreement shall survive Executive's termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida without regard to its conflicts of law principles.

         15. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17. Entire Agreement. Except as other provided herein, this Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter. Except as other provided herein, any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

         18. Withholding. All payments hereunder shall be subject to any required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

         19. Noncontravention. The Company represents that the Company is not prevented from entering into, or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or declaration of trust, or any agreement to which it is a party, other than which would not have a material adverse effect on the Company's ability to enter into or perform this Agreement.

         20. Section Headings. The section headings in this Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.




                                theglobe.com, inc.



                                By:
                                   ----------------------------------------
                                   Name:
                                   Title:



                                --------------------------------------------
                                Executive

                               BONUS POOL SCHEDULE

--------------------- ------------------- ------------------ ------------------ ------------------- ------------------
 Pre-Tax Operating        Bonus Pool      Total Bonus Pool    Executive Share    Guaranteed Bonus    Total Bonus for
       Income          Funding Percent         Funding            of Pool                               Executive
--------------------- ------------------- ------------------ ------------------ ------------------- ------------------
     $2,000,000             15.0%             $300,000           $150,000            $50,000            $200,000
--------------------- ------------------- ------------------ ------------------ ------------------- ------------------
     $5,000,000             14.5%             $725,000           $362,500            $50,000            $412,500
--------------------- ------------------- ------------------ ------------------ ------------------- ------------------
    $10,000,000             13.5%            $1,350,000          $675,000            $50,000            $725,000
--------------------- ------------------- ------------------ ------------------ ------------------- ------------------
    $20,000,000             12.0%            $2,400,000         $1,200,000                             $1,200,000
--------------------- ------------------- ------------------ ------------------ ------------------- ------------------
    $50,000,000             10.5%            $5,250,000         $2,625,000                             $2,625,000
--------------------- ------------------- ------------------ ------------------ ------------------- ------------------
    $100,000,000             9.0%            $9,000,000         $4,500,000                             $4,500,000
--------------------- ------------------- ------------------ ------------------ ------------------- ------------------
    $200,000,000             8.0%            $16,000,000        $8,000,000                             $8,000,000
--------------------- ------------------- ------------------ ------------------ ------------------- ------------------
    $500,000,000             7.0%            $35,000,000        $17,500,000                            $17,500,000
--------------------- ------------------- ------------------ ------------------ ------------------- ------------------
    $800,000,000             5.0%            $40,000,000        $20,000,000                            $20,000,000
--------------------- ------------------- ------------------ ------------------ ------------------- ------------------